UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2016

WildHorse Resource Development Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-37964	81-3470246
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9805 Katy Freeway, Suite 400

Houston, TX 77024

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (713) 568-4910

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note:

On December 19, 2016, WildHorse Resource Development Corporation (the “Company”) completed its initial public offering (the “Offering”) of 27,500,000 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), at a price to the public of $15.00 per share. The material terms of the Offering are described in the prospectus, dated December 13, 2016 (the “Prospectus”), filed by the Company with the Securities and Exchange Commission on December 15, 2016, which forms a part of the Company’s Registration Statement on Form S-1 (File No. 333-214569) (the “Registration Statement”).

Item 1.01 Entry into a Material Definitive Agreement.

Registration Rights Agreement

In connection with the closing of the Offering, on December 19, 2016, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with WHR Holdings, LLC (“WildHorse Holdings”), Esquisto Holdings, LLC (“Esquisto Holdings”), WHE AcqCo Holdings, LLC (“Acquisition Co. Holdings” and, together with WildHorse Holdings and Acquisition Co. Holdings, the “Holders”), NGP XI US Holdings, L.P., Jay Graham (he Company’s Chief Executive Officer and Chairman of the Company’s board of directors (the “Board”)) and Anthony Bahr (the Company’s President and a member of the Board). Pursuant to the Registration Rights Agreement, the Company has agreed to register the sale of shares of Common Stock under certain circumstances.

At any time after the 180 day lock-up period described in the Prospectus and subject to the limitations set forth below, each of the Holders (or its permitted transferees) will have the right to require the Company by written notice to prepare and file a registration statement registering the offer and sale of a certain number of its shares of Common Stock. Generally, the Company is required to provide notice of the request to certain other holders of Common Stock who may, in certain circumstances, participate in the registration. Subject to certain exceptions, the Company will not be obligated to effect a demand registration within 90 days after the closing of any underwritten offering of shares of Common Stock. Further, the Company is not obligated to effect more than a total of four demand registrations for each Holder.

The Company will also not be obligated to effect any demand registration in which the anticipated aggregate offering price for Common Stock included in such offering is less than $30 million. Once the Company is eligible to effect a registration on Form S-3, any such demand registration may be for a shelf registration statement. The Company will be required to use reasonable best efforts to maintain the effectiveness of any such registration statement until the earlier of (i) 180 days (or two years in the case of a shelf registration statement) after the effective date thereof or (ii) the date on which all shares covered by such registration statement have been sold (subject to certain extensions).

In addition, each of the Holders (or its permitted transferees) will have the right to require the Company, subject to certain limitations, to effect a distribution of any or all of its shares of Common Stock by means of an underwritten offering. In general, any demand for an underwritten offering (other than the first requested underwritten offering made in respect of a prior demand registration and other than a requested underwritten offering made concurrently with a demand registration) shall constitute a demand request subject to the limitations set forth above.

Subject to certain exceptions, if at any time the Company proposes to register an offering of Common Stock or conduct an underwritten offering, whether or not for the Company’s own account, then the Company must notify each Holder (or its permitted transferees), NGP XI US Holdings, L.P., Jay C. Graham and Anthony Bahr of such proposal to allow them to include a specified number of their shares of Common Stock in that registration statement or underwritten offering, as applicable.

These registration rights are subject to certain conditions and limitations, including the right of the underwriters to limit the number of shares to be included in a registration and the Company’s right to delay or withdraw a registration statement under certain circumstances. The Company will generally pay all registration expenses in connection with its obligations under the Registration Rights Agreement, regardless of whether a registration statement is filed or becomes effective.

The foregoing description is qualified in its entirety by reference to the full text of the Registration Rights Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Stockholders’ Agreement

In connection with the closing of the Offering, on December 19, 2016, the Company entered into a stockholders’ agreement (the “Stockholders’ Agreement”) with the Holders. Among other things, the Stockholders’ Agreement provides the right to designate nominees to the Board as follows:

•	so long as the Holders and their affiliates beneficially own greater than 50% of the Company’s common stock in the aggregate, WildHorse Holdings and Esquisto Holdings can each nominate up to three nominees to the Board;

•	so long as the Holders and their affiliates beneficially own greater than 35% of the Company’s common stock but less than 50% of the Company’s common stock in the aggregate, WildHorse Holdings and Esquisto Holdings can each nominate two nominees to the Board;

•	so long as the Holders and their affiliates beneficially own greater than 15% of the Company’s common stock but less than 35% of the Company’s common stock in the aggregate, WildHorse Holdings and Esquisto Holdings can each nominate one nominee to the Board and can nominate a third nominee by agreement between them;

•	so long as the Holders and their affiliates beneficially own greater than 5% but less than 15% of the Company’s common stock in the aggregate, WildHorse Holdings and Esquisto Holdings can each nominate one nominee to the Board; and

•	once the Holders and their affiliates beneficially own less 5% of the Company’s common stock in the aggregate, WildHorse Holdings and Esquisto Holdings will not have any board designation rights.

Pursuant to the Stockholders’ Agreement the Company and the Holders are required to take all necessary actions, to the fullest extent permitted by applicable law (including with respect to any fiduciary duties under Delaware law), to cause the election of the nominees designated by WildHorse Holdings and Esquisto Holdings.

In addition, the Stockholders’ Agreement provides that for so long as the Holders and their affiliates beneficially own at least 15% of the outstanding shares of the Company’s common stock in the aggregate, WildHorse Holdings and Esquisto Holdings will have the right to cause any committee of the Board to include in its membership at least one director designated by WildHorse Holdings or Esquisto Holdings, except to the extent that such membership would violate applicable securities laws or stock exchange rules. The rights granted to WildHorse Holdings and Esquisto Holdings to designate directors are additive to and not intended to limit in any way the rights that the Holders or any of their affiliates may have to nominate, elect or remove the Company’s directors under the Governing Documents (as defined below) or the Delaware General Corporation Law.

The foregoing description is qualified in its entirety by reference to the full text of the Stockholders’ Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Credit Agreement

On December 19, 2016, in connection with the closing of the Offering, the Company entered into a Credit Agreement (the “Credit Agreement”) by and among the Company, as borrower, each of the Company’s existing subsidiaries, as guarantors, Wells Fargo Bank, National Association, as administrative agent for the lenders party thereto (the “Administrative Agent”), BMO Harris Bank N.A., as syndication agent, Bank of America, N.A., Barclays Bank PLC, Citibank, N.A., Comerica Bank and ING Capital LLC, as co-documentation agents for the lenders party there to, and the other lenders party thereto (together, the “Lenders”).

The Credit Agreement is a five-year, $1.0 billion revolving credit facility with an initial borrowing base of $450.0 million and aggregate elected commitments of $450.0 million. The borrowing base is subject to scheduled redetermination on a semi-annual basis, interim redetermination at the option of the Company no more than twice in any year and interim redetermination at the option of Lenders with more than 66.6% of the loans and commitments under the Credit Agreement no more than twice in any year. Borrowings under the Credit Agreement are secured by liens on substantially all of the Company’s properties, but in any event, not less than 85% (or 75% with respect to certain properties prior to February 2, 2017) of the total value, as determined by the Administrative Agent, of the proved reserves attributable to the Company’s oil and natural gas properties using a discount rate of 9%, all of the Company’s equity interests in any future guarantor subsidiaries and all of the Company’s other assets including personal property but excluding equity interests in and assets of unrestricted subsidiaries.

Additionally, borrowings under the Credit Agreement will bear interest, at the Company’s option, at either (i) the greatest of (x) the prime rate as determined by the Administrative Agent, (y) the federal funds effective rate plus 0.50%, and (z) the thirty-day adjusted LIBOR plus 1.0%, in each case, plus a margin that varies from 1.25% to 2.25% per annum according to the total commitments usage (which is the ratio of outstanding borrowings and letters of credit to the least of the total commitments, the borrowing base and the aggregate elected commitments then in effect), (ii) the adjusted LIBO rate plus a margin that varies from 2.25% to 3.25% per annum according to the total commitment usage or (iii) the applicable LIBOR market index rate plus a margin that varies from 2.25% to 3.25% per annum according to the Company’s total commitment usage. The unused portion of the total commitments are subject to a commitment fee that varies from 0.375% to 0.50% per annum according to the Company’s total commitments usage.

The Credit Agreement requires the Company to maintain (x) a ratio of total debt to EBITDAX (as defined in the Credit Agreement) of not more than 4.00 to 1.00 and (y) a ratio of current assets (including availability under the facility) to current liabilities of not less than 1.00 to 1.00.

Additionally, the Credit Agreement contains various covenants and restrictive provisions that, among other things, limit the ability of the Company to incur additional debt, guarantees or liens; consolidate, merge or transfer all or substantially all of its assets; make certain investments, acquisitions or other restricted payments; modify certain material agreements; engage in certain types of transactions with affiliates; dispose of assets; incur commodity hedges exceeding a certain percentage of production; and prepay certain indebtedness.

Events of default under the Credit Agreement include, but are not be limited to, failure to make payments when due, breach of any covenant continuing beyond any applicable cure period, default under any other material debt, change of control, bankruptcy or other insolvency event and certain material adverse effects on the Company’s business.

The foregoing description is qualified in its entirety by reference to the full text of the Credit Agreement, which is filed as Exhibit 10.3 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Transition Services Agreement

In connection with the closing of the Offering, on December 19, 2016, the Company entered into a transition services agreement (the “Transition Services Agreement”) with CH4 Energy IV, LLC, PetroMax Operating Co., Inc. and Crossing Rocks Energy, LLC (each an affiliate of Esquisto Holdings and, collectively, the “Service Providers”), pursuant to which the Service Providers will provide certain engineering, land, operating and financial services to the Company for six months relating to the Company’s Eagle Ford acreage. In exchange for such services, the Company will pay a monthly management fee to the Service Providers. The Service Providers do not have a termination right under the Transition Services Agreement. The Company may terminate the Transition Services Agreement at any time by providing 30-days prior written notice to the Service Providers. The Transition Services Agreement may only be assigned by a party with each other party’s consent.

The foregoing description is qualified in its entirety by reference to the full text of the Transition Services Agreement, which is filed as Exhibit 10.4 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Relationships

As more fully described in the sections entitled “Certain Relationships and Related Party Transactions” and “Security Ownership of Certain Beneficial Owners and Management” in the Prospectus, the Company has 91,327,107 shares of common stock issued and outstanding. The board of managers of each of WildHorse Holdings, Esquisto Holdings and Acquisition Co. Holdings, which hold 21,200,084 shares, 38,755,266 shares and 2,563,266 shares of Common Stock, respectively, consist of Mr. Graham (the Company’s Chief Executive Officer and Chairman of the Board), Mr. Bahr (the Company’s President and a member of the Board), and Scott A. Gieselman, David W. Hayes and Tony R. Weber (each of which is a member of the Board).

As a result of the relationships disclosed above, certain individuals, including officers and directors of the Company, serve as officers and/or directors of more than one of such other entities.

Item 2.01 Completion of Acquisition or Disposition of Assets.

Master Contribution Agreement

As previously disclosed and as described in the Prospectus, on December 19, 2016, the Company completed the transactions contemplated by the Master Contribution Agreement, dated December 12, 2016, among the Company and the other parties named therein (the “Master Contribution Agreement”), pursuant to which the Company issued an aggregate of 68,518,680 shares of its common stock in exchange for the contributing parties’ contribution of the all of the Company’s assets in connection with the Company’s initial public offering. A description of the Master Contribution Agreement and the transactions contemplated thereby is included in the Company’s Current Report on Form 8-K filed December 16, 2016, which is incorporated by reference herein.

Burleson North Acquisition

On December 19, 2016, in connection with the Offering, the Company completed an acquisition of approximately 158,000 net acres of oil and gas properties adjacent to the Company’s Eagle Ford acreage, as described in the Prospectus, from Clayton Williams Energy, Inc. for a purchase price of $400.0 million in cash, subject to customary purchase price adjustments, $45.0 million of which was funded at signing by a subsidiary of the Company. The Company used a portion of the proceeds from the Offering, along with borrowings under the Credit Agreement, to fund the remaining adjusted purchase price of $344.8 million.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 hereto under the heading “Credit Agreement” is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

As previously disclosed in the Prospectus, the Company agreed to acquire from certain third parties approximately 7,500 net acres in exchange shares of the Company’s common stock. In connection with the closing of the Offering, the Company issued an aggregate of 1,308,427 shares of the Company’s common stock to such purchasers, with the number of shares being determined by dividing the acquisition consideration value of approximately $19.6 million by the price per share of common stock in the Offering. The foregoing transaction was undertaken in reliance upon an exemption from the registration requirements of the Securities Act of 1933 by Section 4(a)(2) thereof.

Item 3.03 Material Modification to Rights of Security Holders.

The information provided in Item 1.01 hereto under the headings “Registration Rights Agreement” and “Stockholders’ Agreement” is incorporated by reference into this Item 3.03.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

Amended and Restated Certificate of Incorporation

On December 19, 2016, in connection with the closing of the Offering, the Company amended and restated its Certificate of Incorporation (as amended and restated, the “Certificate of Incorporation”), which was filed with the Secretary of State of the State of Delaware on December 19, 2016. A description of the Certificate of Incorporation is contained in the section of the Prospectus entitled “Description of Capital Stock” and is incorporated herein by reference.

The foregoing description and the description contained in the Prospectus are qualified in their entirety by reference to the full text of the Certificate of Incorporation, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated in this Item 5.03 by reference.

Amended and Restated Bylaws

On December 19, 2016, in connection with the closing of the Offering, the Company amended and restated its Bylaws (as amended and restated, the “Bylaws” and, together with the Certificate of Incorporation, the “Governing Documents”). A description of the Bylaws is contained in the section of the Prospectus entitled “Description of Capital Stock” and is incorporated herein by reference.

The foregoing description and the description contained in the Prospectus are qualified in their entirety by reference to the full text of the Bylaws, which is filed as Exhibit 3.2 to this Current Report on Form 8-K and is incorporated in this Item 5.03 by reference.

Item 9.01 Financial Statements and Exhibits.

(a)

The financial statements required by this item have been previously reported by the Company in the Registration Statement.

(b)

The pro forma financial information required by this item has been previously reported by the Company in the Registration Statement.

(d) Exhibits.

Exhibit Number	Description

2.1	Master Contribution Agreement, dated December 12, 2016, by and among WildHorse Resource Development Corporation and the other parties named therein (incorporated by reference to Exhibit 2.1 to the Company’s Form 8-K filed on December 16, 2016).

3.1	Amended and Restated Certification of Incorporation of WildHorse Resource Development Corporation.

3.2	Amended and Restated Bylaws of WildHorse Resource Development Corporation, effective December 19, 2016.

10.1	Registration Rights Agreement, dated as of December 19, 2016, by and among WildHorse Resource Development Corporation and the stockholders named therein.

10.2	Stockholders’ Agreement, dated as of December 19, 2016, by and among WildHorse Resource Development Corporation and the stockholders named therein.

Exhibit Number	Description

10.3	Credit Agreement, dated December 19, 2016, by and among WildHorse Resource Development Corporation, as Borrower, Wells Fargo Bank, National Association, as Administrative Agent, BMO Harris Bank, N.A., as Syndication Agent, the Lenders party thereto and the other parties party thereto.

10.4	Transition Services Agreement, dated as of December 19, 2016, by and among WildHorse Resource Development Corporation, CH4 Energy IV, LLC, PetroMax Operating Co., Inc. and Crossing Rocks Energy, LLC.

10.5	Amended and Restated Limited Liability Company Agreement of WHR Holdings, LLC.

10.6	Amended and Restated Limited Liability Company Agreement of WildHorse Investment Holdings, LLC.

10.7	Amended and Restated Limited Liability Company Agreement of Esquisto Investment Holdings, LLC.

10.8	Amended and Restated Limited Liability Company Agreement of WHE AcqCo Holdings, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILDHORSE RESOURCE DEVELOPMENT CORPORATION

By:	/s/ Kyle N. Roane
Name:	Kyle N. Roane
Title:	Executive Vice President, General Counsel and Corporate Secretary

Dated: December 22, 2016

EXHIBIT INDEX

Exhibit Number	Description

2.1	Master Contribution Agreement, dated December 12, 2016, by and among WildHorse Resource Development Corporation and the other parties named therein (incorporated by reference to Exhibit 2.1 to the Company’s Form 8-K filed on December 16, 2016).

3.1	Amended and Restated Certification of Incorporation of WildHorse Resource Development Corporation.

3.2	Amended and Restated Bylaws of WildHorse Resource Development Corporation, effective December 19, 2016.

10.1	Registration Rights Agreement, dated as of December 19, 2016, by and among WildHorse Resource Development Corporation and the stockholders named therein.

10.2	Stockholders’ Agreement, dated as of December 19, 2016, by and among WildHorse Resource Development Corporation and the stockholders named therein.

10.3	Credit Agreement, dated December 19, 2016, by and among WildHorse Resource Development Corporation, as Borrower, Wells Fargo Bank, National Association, as Administrative Agent, BMO Harris Bank, N.A., as Syndication Agent, the Lenders party thereto and the other parties party thereto.

10.4	Transition Services Agreement, dated as of December 19, 2016, by and among WildHorse Resource Development Corporation, CH4 Energy IV, LLC, PetroMax Operating Co., Inc. and Crossing Rocks Energy, LLC.

10.5	Amended and Restated Limited Liability Company Agreement of WHR Holdings, LLC.

10.6	Amended and Restated Limited Liability Company Agreement of WildHorse Investment Holdings, LLC.

10.7	Amended and Restated Limited Liability Company Agreement of Esquisto Investment Holdings, LLC.

10.8	Amended and Restated Limited Liability Company Agreement of WHE AcqCo Holdings, LLC.